As filed with the Securities and Exchange Commission on February 3, 1997
                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             POLARIS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

             MINNESOTA                                    41-1790959
            (state or other jurisdiction of      (I.R.S. Employer Identification
             incorporation or organization)                 Number)

                              ____________________

                             1225 Highway 169 North
                          Minneapolis, Minnesota 55441
                                 (612) 542-0500

                          (Address, including zip code,
                  of registrant's principal executive offices)

                              ____________________

                             POLARIS INDUSTRIES INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)
                              ____________________

                       Michael W. Malone, Vice President,
                Chief Financial Officer, Treasurer and Secretary
                             Polaris Industries Inc.
                             1225 Highway 169 North
                          Minneapolis, Minnesota  55441
                                 (612) 542-0500

           (Name and address, including zip code and telephone number, including area code, of agent for service)
                              ____________________

                                   COPIES TO:

                                James C. Melville
                        Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center, 90 South Seventh Street
                          Minneapolis, Minnesota  55402
                                 (612) 375-1138

--------------------------------------------------------------------------------------------
                                                               Proposed         Amount of
Title of Securities to                    Proposed Maximum     Maximum          Registration
be Registered            Amount to be     Offering Price per   Aggregate        Fee
                         Registered (1)   Share (2)            Offering Price
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
  Common Stock Par
     Value $.01                750,000        $25.375           $19,031,250      $5,767.04
---------------------------------------------------------------------------------------------

     (1) 750,000 shares of Common Stock are reserved for issuance under the Polaris Industries Inc. (the "Company") Employee Stock Purchase Plan ("Plan"). The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

     (2) Estimated by the registrant solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h). The price per share is the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on January 31, 1997.

                                     PART I

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Commission.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are hereby incorporated by reference in this Registration Statement:

          (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above.

          (c) A description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 33-55769 filed with the Commission on September 30, 1994, including Amendment No. 1 filed on November 10, 1994 and Amendment No. 2 filed on November 21, 1994.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares offered will be passed upon for the Company by Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota. Andris A. Baltins, a member of the Board of Directors of the Company, is also a member of the law firm Kaplan, Strangis and Kaplan, P.A. Members of such firm beneficially own an aggregate of 62,050 shares of the Company's Common Stock. This represents less than 1% of the currently outstanding voting shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Minnesota law, the Company's Articles of Incorporation provide that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

          The Company is required by Minnesota law to indemnify all officers and directors of the Company for expenses and liabilities (including attorneys' fees) incurred as the result of proceedings against them in connection with their capacities as officers or directors. In order to be entitled to indemnification with respect to a purported act or omission, an officer or director must (i) have acted in good faith, (ii) have received no improper personal benefit, (iii) in the case of a criminal proceeding, have had no reasonable cause to believe the conduct to be unlawful, and (iv) have reasonably believed that the conduct was in the best interests of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1       Polaris Industries Inc. Employee Stock Purchase Plan

          5         Opinion of Kaplan, Strangis and Kaplan, P.A.

          23.1      Consent of Arthur Andersen LLP

          23.2      Consent of McGladrey & Pullen, LLP

          23.3      Consent of Kaplan, Strangis and Kaplan, P.A.
                    (included in Exhibit 5)

          24        Powers of Attorney

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 3, 1997.

                              POLARIS INDUSTRIES INC.


                              By: /s/ W. Hall Wendel, Jr.
                                 -----------------------------
                                   W. Hall Wendel, Jr.
                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                Title                    Date
     ---------                -----                    ----


 /s/ W. Hall Wendel, Jr.      Principal Executive     February 3, 1997
-----------------------       Officer and Director
W. Hall Wendel, Jr.


 /s/ Michael W. Malone        Principal Financial     February 3, 1997
-----------------------       Accounting Officer
Michael W. Malone


         *                    Director                February 3, 1997
-----------------------
Beverly F. Dolan


         *                    Director                February 3, 1997
-----------------------
Robert S. Moe


         *                    Director                February 3, 1997
-----------------------
Kenneth D. Larson

         *                    Director                February 3, 1997
----------------------
Stephen G. Shank


         *                    Director                February 3, 1997
----------------------
Gregory R. Palen


         *                    Director                February 3, 1997
----------------------
Andris A. Baltins


         *                    Director                February 3, 1997
----------------------
Raymond Biggs


By:  /s/ W. Hall Wendel, Jr.                          February 3, 1997
   -------------------------
     W. Hall Wendel, Jr.
     Attorney-in-Fact

W. Hall Wendel, Jr., on his own behalf and pursuant to Powers of Attorney, dated prior to the date hereof, attested by the directors listed above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or amendment thereto, on behalf of each of the directors named above.

                                INDEX TO EXHIBITS


                                                                    Sequentially
                                                                        Numbered
                                                                         Page
                                                                        --------

4.1       Polaris Industries Inc. Employee Stock Purchase Plan.

5         Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of McGladrey & Pullen, LLP

23.3      Consent of Kaplan, Strangis and Kaplan, P.A.
          (included in Exhibit 5)

24        Powers of Attorney